SUNPHARM CORPORATION
               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
                             AND NET LOSS PER SHARE
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

            For three months ended June 30, 1999:
                                                               Days
                           Total Shares                    Outstanding
                        -------------------            -------------------
                                  6,914,728      x                        5  =           34,573,640
                                  6,930,598      x                       86  =          596,031,428
                                                       --------------------       -----------------
                                                                         91             630,605,068

                 Weighted Average Shares =                      630,605,068 / 91                   =        6,929,726
                 Net Loss Per Share =                  $           (959,429)/ 6,929,726            =     $      (0.14)


            For three months ended June 30,1998:
                                                               Days
                           Total Shares                    Outstanding
                        -------------------            -------------------
                                  5,758,901      x                        1  =            5,758,901
                                  5,760,330      x                       22  =          126,727,260
                                  5,767,830      x                       68  =          392,212,440
                                                       --------------------       -----------------
                                                                         91             524,698,601

                 Weighted Average Shares =                      524,698,601 / 91                   =        5,765,919
                 Net Loss Per Share =                  $         (1,048,853)/ 5,765,919            =     $      (0.18)


            For six months ended June 30, 1999:
                                                               Days
                           Total Shares                    Outstanding
                        -------------------            -------------------
                                  6,621,395      x                       46  =          304,584,170
                                  6,731,395      x                       43  =          289,449,985
                                  6,914,728      x                        6  =           41,488,368
                                  6,930,598      x                       86  =          596,031,428
                                                       --------------------       -----------------
                                                                        181           1,231,553,951

                 Weighted Average Shares =                    1,231,553,951 / 181                  =        6,804,165
                 Net Loss Per Share =                  $         (1,928,591)/ 6,804,165            =    $       (0.28)

            For six months ended June 30,1998:
                                                               Days
                           Total Shares                    Outstanding
                        -------------------            -------------------
                                  5,737,828      x                        7  =           40,164,796
                                  5,745,618      x                       56  =          321,754,608
                                  5,748,618      x                       15  =           86,229,270
                                  5,758,901      x                       13  =           74,865,713
                                  5,760,330      x                       22  =          126,727,260
                                  5,767,830      x                       68  =          392,212,440
                                                       --------------------       -----------------
                                                                        181           1,041,954,087

                 Weighted Average Shares =                    1,041,954,087 / 181                  =        5,756,652
                 Net Loss Per Share =                  $         (2,087,980)/ 5,756,652            =    $       (0.36)
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